INVITROGEN AND ILLUMINA ANNOUNCE STRATEGIC ALLIANCE COMBINING DNA SYNTHESIS, DISTRIBUTION AND
MARKETING STRENGTHS FOR GLOBAL LIFE SCIENCES CUSTOMERS

Companies to Deliver Unequaled Value in Multiple Formats to the Worldwide Oligonucleotide Market

CARLSBAD, CA, and SAN DIEGO, CA, Dec. 20, 2004 – Invitrogen Corporation (NASDAQ: IVGN) and Illumina, Inc. (NASDAQ: ILMN) today announced a strategic collaboration to leverage their respective strengths in nucleic acid synthesis and distribution to deliver oligonucleotides of unequaled value to the life sciences market worldwide. The collaboration will expand Illumina’s Oligator® DNA synthesis technology and combine that capability with Invitrogen’s extensive sales, marketing and distribution channels. Oligonucleotides (oligos) are small, synthetic pieces of DNA that are an essential component of all genetic research, and global researchers will benefit from access to oligos with industry-leading quality and value available in both tube and plate formats, as well as reliable order turnaround times.

Under the terms of the agreement, Invitrogen will invest $3.4 million in Illumina’s San Diego facility to enable implementation of fourth-generation Oligator technology, extend the technology into tube-based oligo products and provide for transfer of the technology into two additional Invitrogen facilities outside North America. Over the next several quarters, the companies expect to transition all responsibility for sales, marketing and technical support to Invitrogen as Illumina builds its capability to manufacture tube-based oligos. Customers will experience a seamless transition as current ordering processes and sales representatives will remain intact. Profit from the collaboration products will be split equally between the two companies.

“This agreement is a classic win-win for both companies,” said Nicolas Barthelemy, Invitrogen Senior Vice President, Operations. “It enables our companies to implement manufacturing efficiencies that can expand our current capacity to serve a larger customer base. With Illumina’s best-in-class Oligator synthesis technology, we’ll be in a position to offer customers a more competitive portfolio of plate-based products for large-volume genomics projects as well as specialized tube-based products that will be synthesized and LIMS-controlled under the same SPC/SQC (statistical process control/statistical quality control) standards as plates.”

“The world oligo market is highly fragmented and underserved,” Invitrogen Chairman and CEO, Gregory T. Lucier added. “We’re confident that by joining forces, we can accelerate organic growth and enhance our collective market share. This agreement brings two leading San Diego-based life science companies together to help accelerate pharmaceutical research by improving the quality, utility and availability of this essential element in the research process.”

“This collaboration provides the opportunity to expand the reach of Oligator technology into broader markets through Invitrogen’s world-class sales and distribution pipeline,” said Jay Flatley, Illumina president and CEO. “Oligos in tubes represent the largest market segment by far, and we believe our combined synthesis and distribution capabilities will put our companies in a strong position to capture many new customers throughout the worldwide research community. We anticipate a seamless transition for our current oligo customers and expect that they will benefit from working with Invitrogen’s extensive global service network.”

Joint Conference Call
Illumina and Invitrogen will conduct a joint conference call at 2pm (PT) on Dec. 20, 2004 to discuss the agreement in greater detail. Following brief presentations, Messrs. Flatley, Lucier and other representatives from the two companies will be available for questions. The conference call will be webcast live over Invitrogen’s investor relations website at www.invitrogen.com or by going to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61498&eventID=988846. The webcast will will be archived at the site for one month. To listen to the live conference call, please dial (800) 599-9795 (domestic) or (617) 786.2905 (international) and use passcode 76575514. A replay of the call will be available for one week by dialing 888-286-8010 (domestic) and 617-801-6888 (international). The passcode for the replay is 56920845.

About Oligonucleotides
Oligonucleotides, or oligos, are short, single-stranded lengths of synthetic DNA used very broadly in genomics and drug discovery research to support applications that include DNA sequencing, SNP genotyping, RNA profiling and PCR priming. Oligos are synthesized from biochemical building blocks called nucleotides, which consist of four bases — adenine, guanine, cytosine, or thymine. These bases are synthesized in a programmed order designed to bind, or “hybridize” with a complementary sequence in a prepared sample to enable replication and detection.

About the Companies:
Invitrogen Corporation (www.invitrogen.com) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology – placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 4000 scientists and other professionals.

Illumina (www.illumina.com) is developing next-generation tools for the large-scale analysis of genetic variation and function. The Company’s proprietary BeadArray™ technology — now used in leading genomics centers around the world — provides the throughput, cost effectiveness and flexibility necessary to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine by correlating genetic variation and gene function with particular disease states, enhancing drug discovery, allowing diseases to be detected earlier and more specifically, and permitting better choices of drugs for individual patients.

Safe Harbor/Forward Looking Statements
Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s and Illumina’s intent that such statements be protected by the safe harbor created thereby. Forward-looking statements include, but are not limited to: 1) The collaboration will expand Illumina’s Oligator DNA synthesis technology; 2) Over the next several quarters, the companies will transition all sales, marketing and technical support to Invitrogen; 3) Customers will experience reliable turnaround times and a seamless transition as a result of current ordering processes and sales representatives remaining intact; 4) By joining forces, the companies can grow revenue beyond current organic rates and enhance their collective market share; 5) The collaboration will put the companies in a position to capture new tube customers worldwide. Potential risks and uncertainties include, but are not limited to, the risks: a) Illumina’s ability to deliver fourth generation Oligator technology; b) Transition of key sales, marketing and support functions may not take place within the stated time frame; c) Customer experiences during and after the transition may vary; d) Invitrogen and Illumina may not see growth in respective revenues or market share as a result of the collaboration; e) The companies may not see an increased customer base as a result of the collaboration, as well as other risks and uncertainties detailed from time to time in Invitrogen’s or Illumina’s Securities and Exchange Commission filings.

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Information Contacts:

Jay Flatley President & CEO Illumina, Inc. +1 858.202.4501 jflatley@illumina.com		Adam Taich Vice President, Investor Relations Invitrogen Corporation +1 760-603-7267 ir@invitrogen.com

William Craumer Director, Corporate Communications Illumina, Inc. +1 858.202.4667 bcraumer@illumina.com		Greg Geissman Invitrogen Corporation +1 760.476.7032 gregory.geissman@invitrogen.com

Stephen Gendel BioCom Partners Agency +1 212.918.4650 sgendel@biocompartners.com